                                                                    EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

                       AMONG WATSON PHARMACEUTICALS, INC.

                              WS ACQUISITION CORP.

                                       AND

                           SCHEIN PHARMACEUTICAL, INC.


                            DATED AS OF MAY 24, 2000

                                TABLE OF CONTENTS
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ARTICLE I THE OFFER..........................................................................2
        SECTION 1.01. The Offer..............................................................2
        SECTION 1.02. Company Action.........................................................4
        SECTION 1.03. Directors..............................................................5
        SECTION 1.04. Adjustment.............................................................6

ARTICLE II THE MERGER........................................................................6
        SECTION 2.01. The Merger.............................................................6
        SECTION 2.02. Effective Time.........................................................6
        SECTION 2.03. Effect of the Merger...................................................6
        SECTION 2.04. Certificate of Incorporation; By-Laws..................................7
        SECTION 2.05. Closing ...............................................................7
        SECTION 2.06. Directors and Officers.................................................7
        SECTION 2.07. Stockholders Meeting...................................................7
        SECTION 2.08. Merger Without Meeting of Stockholders.................................8

ARTICLE III CONVERSION OF SECURITIES.........................................................8
        SECTION 3.01. Effect on Capital Stock................................................8
        SECTION 3.02. Exchange of Certificates..............................................10
        SECTION 3.03. Dissenting Shares.....................................................12
        SECTION 3.04. Lost, Stolen or Destroyed Certificates................................12
        SECTION 3.05. Taking of Necessary Action; Further Action............................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................13
        SECTION 4.01. Organization and Qualification; Subsidiaries..........................13
        SECTION 4.02. Certificate of Incorporation and By-Laws..............................13
        SECTION 4.03. Capitalization........................................................13
        SECTION 4.04. Authority Relative to This Agreement..................................14
        SECTION 4.05. Material Contracts; No Conflict, Required Filings and Consents........15
        SECTION 4.06. Compliance, Permits...................................................16
        SECTION 4.07. SEC Filings, Financial Statements.....................................20
        SECTION 4.08. Absence of Certain Changes or Events..................................20
        SECTION 4.09. No Undisclosed Liabilities............................................21
        SECTION 4.10. Absence of Litigation.................................................21
        SECTION 4.11. Employee Benefit Plans; Employment Agreements.........................21
        SECTION 4.12. Labor Matters.........................................................22
        SECTION 4.13. Restrictions on Business Activities...................................23
        SECTION 4.14. Title to Property.....................................................23
        SECTION 4.15. Taxes ................................................................23
        SECTION 4.16. Environmental Matters.................................................24
        SECTION 4.17. Brokers ..............................................................25
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                                TABLE OF CONTENTS
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        SECTION 4.18. Intellectual Property.................................................25
        SECTION 4.19. Warranties............................................................26
        SECTION 4.20. Products Liability....................................................26
        SECTION 4.21. Vote Required.........................................................26
        SECTION 4.22. Takeover Statutes.....................................................26
        SECTION 4.23. Opinion of Financial Advisor..........................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER............................27
        SECTION 5.01. Organization and Qualification........................................27
        SECTION 5.02. Authority Relative to this Agreement..................................27
        SECTION 5.03. No Conflict, Required Filings and Consents............................27
        SECTION 5.04. Capitalization........................................................28
        SECTION 5.05. SEC Filings, Financial Statements.....................................28
        SECTION 5.06. Absence of Certain Changes or Events..................................29
        SECTION 5.07. No Undisclosed Liabilities............................................29
        SECTION 5.08. Funds ................................................................30

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER...........................................30
        SECTION 6.01. Conduct of Business by the Company Pending the Merger.................30
        SECTION 6.02. No Solicitation.......................................................33
        SECTION 6.03. Information Supplied..................................................34

ARTICLE VII ADDITIONAL AGREEMENTS...........................................................35
        SECTION 7.01. Filings, Other Actions; Notification..................................35
        SECTION 7.02. Access to Information; Confidentiality................................36
        SECTION 7.03. Stock Options.........................................................36
        SECTION 7.04. Employee Benefits.....................................................38
        SECTION 7.05. Indemnification.......................................................39
        SECTION 7.06. Notification of Certain Matters.......................................41
        SECTION 7.07. Further Action........................................................43
        SECTION 7.08. Public Announcements..................................................43
        SECTION 7.09. De-listing............................................................43
        SECTION 7.10. Expenses..............................................................43
        SECTION 7.11. Financing.............................................................43
        SECTION 7.12. Credit Facility.......................................................43
        SECTION 7.13. Affiliate Agreements..................................................44

ARTICLE VIII CONDITIONS TO THE MERGER.......................................................45
        SECTION 8.01. Conditions to Obligation of Each Party to Effect the Merger...........45
        SECTION 8.02. Additional Condition to Obligation of the Company.....................45

ARTICLE IX TERMINATION......................................................................45
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                                TABLE OF CONTENTS
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        SECTION 9.01. Termination...........................................................45
        SECTION 9.02. Effect of Termination.................................................47
        SECTION 9.03. Fees and Expenses.....................................................47

ARTICLE X GENERAL PROVISIONS................................................................48
        SECTION 10.01. Effectiveness of Representations, Warranties and Agreements..........48
        SECTION 10.02. Notices .............................................................49
        SECTION 10.03. Amendment............................................................50
        SECTION 10.04. Waiver ..............................................................50
        SECTION 10.05. Headings.............................................................50
        SECTION 10.06. Severability.........................................................50
        SECTION 10.07. Entire Agreement.....................................................50
        SECTION 10.08. Assignment, Purchaser................................................51
        SECTION 10.09. Parties in Interest..................................................51
        SECTION 10.10. Failure or Indulgence Not Waiver; Remedies Cumulative................51
        SECTION 10.11. Governing Law........................................................51
        SECTION 10.12. Counterparts.........................................................51
        SECTION 10.13. Waiver of Jury Trial.................................................51
        SECTION 10.14. Disclosure Schedule..................................................51
        SECTION 10.15. Certain Definitions..................................................52
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                                      iii

Annex A  Certain Conditions to the Offer
Annex B  Credit Facility Use of Proceeds
Annex C  Preferred Stock Term Sheet

Exhibit A Form of Affiliate Agreements

                          AGREEMENT AND PLAN OF MERGER



        AGREEMENT AND PLAN OF MERGER, dated as of May 24, 2000 (the "Agreement"), by and among Watson Pharmaceuticals, Inc., a Nevada corporation ("Parent"), WS Acquisition Corp., a Delaware corporation and a wholly-owned, direct or indirect subsidiary of Parent ("Purchaser"), and Schein
Pharmaceutical, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement have the meanings ascribed to them in
Section 10.15.

        WHEREAS, the Boards of Directors of each of Parent, Purchaser and the Company have approved and deem it advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

        WHEREAS, in furtherance of such combination, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire all of the outstanding Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock") at a price of $19.50 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Boards of Directors of each of Parent and the Company have approved this Agreement and the merger (the "Merger"), following the consummation of the Offer, of Purchaser with and into the Company in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

        WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock other than Ineligible Shares (as defined in Section 3.01(a)) and Dissenting Shares (as defined in Section 3.03) shall be converted into the right to receive the Merger Consideration (as defined in Section 3.01(b)), consisting of shares of common stock, par value $0.0033 per share, of Parent ("Parent Common Stock"), and, if applicable, cash;

        WHEREAS, the Company Board has (i) determined that the consideration to be paid for each share of Company Common Stock in the Offer and the Merger is fair to the holders of such shares (the "Shares" and, individually, a "Share"),
(ii) approved the making of the Offer and (iii) resolved and agreed to recommend that holders of such Shares tender their Shares pursuant to the Offer and/or vote to adopt this Agreement and each of the Transactions (as defined in Section 1.02(a)) upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Significant Stockholders (as defined in Section 10.15(kkkk) have executed and delivered to Parent agreements pursuant to which they have agreed to take certain actions with respect to the Offer (the "Stockholder Agreements");



                                       1.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I
                                    THE OFFER

        SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX and none of the events set forth in Annex A hereto shall have occurred and be existing, as promptly as reasonably practicable, Purchaser shall commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer to acquire all the outstanding Shares at a price of $19.50 per Share, net to the seller in cash, subject to applicable withholding of taxes, without interest (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"). Subject to (i) the satisfaction of the Minimum Condition and
(ii) the satisfaction or waiver of the other conditions set forth in Annex A hereto, Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for Shares validly tendered pursuant to the Offer and not withdrawn as soon as Purchaser is legally permitted to do so under applicable law. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") and shall be subject to the Minimum Condition and the other conditions set forth in Annex A hereto, and shall reflect, as appropriate, the other terms set forth in this Agreement. Parent and Purchaser expressly reserve the right, in their sole discretion, subject to compliance with the Exchange Act, to waive any such condition and to make any other changes in the terms and conditions of the Offer; provided, however, that Parent and Purchaser shall not
(i) amend or waive the Minimum Condition, (ii) decrease the Offer Price, (iii) decrease the maximum number of Shares to be purchased in the Offer or (iv) amend any other term or condition of the Offer in any manner or impose any term or condition that is adverse to the holders of the Shares without the written consent of the Company (such consent to be authorized by the Company Board or a duly authorized committee thereof). It is agreed that the terms and conditions of the Offer, including, but not limited to, the conditions set forth in Annex A hereto, are for the benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition.

           (b) The initial expiration date of the Offer shall be the date which is 20 business days after the commencement date of the Offer. Notwithstanding the foregoing, in the event that any condition to the Offer set forth in Annex A hereto shall not have been satisfied or waived at the scheduled or any extended expiration date of the Offer, Purchaser shall (unless otherwise notified by the Company), and Purchaser shall otherwise be entitled to, extend the expiration date of the Offer two times in increments of up to 10 business days each (unless otherwise agreed by Parent and the Company) until the earliest to occur of (x) the satisfaction or waiver of each such condition, (y) the termination of this Agreement in accordance with its terms and (z) either November 13, 2000, if the condition set forth in clause (i) of the first paragraph of Annex A shall not have been satisfied, or October 16, 2000 if any other condition set forth in Annex A hereto shall not have been satisfied; provided, however, that Purchaser shall not be required to extend



                                       2.

the Offer as provided in this sentence unless each such condition is reasonably capable of being satisfied. In addition, without limiting the foregoing, Purchaser may, without the consent of the Company, extend the expiration date of the Offer for up to 10 business days if, on the scheduled or any extended expiration date of the Offer, the Shares validly tendered pursuant to the Offer and not withdrawn are sufficient to satisfy the Minimum Condition but total less than 90% of the outstanding Shares, notwithstanding that all the conditions to the Offer set forth in Annex A hereto have been satisfied, so long as Purchaser waives the satisfaction of any of the conditions to the Offer (other than the conditions set forth in paragraphs (a) and (c) of Annex A hereto) that subsequently may not be satisfied during any such extension of the Offer.

           (c) As soon as practicable on the date the Offer is commenced (the "Offer Commencement Date"), Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent and Purchaser shall mail the applicable Offer Documents to the stockholders of the Company as soon as practicable after filing with the SEC. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall give the Company and its counsel reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC. Parent and Purchaser agree to provide the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

           (d) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to purchase all the Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

           (e) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law; provided, however, that Purchaser shall promptly pay any amounts deducted and withheld hereunder to the applicable Governmental Entity, shall promptly file all Tax Returns and reports required to be filed in respect of such deductions and withholdings subject to extensions permitted by applicable law, and shall promptly provide to the Company proof of such payment and a copy of all such Tax Returns and reports.



                                       3.

        SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held on May 23, 2000 at which a quorum was present and acting throughout, by a unanimous vote has (i) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby (the "Transactions") are fair to and in the best interests of the holders of the Shares, (ii) authorized, approved, adopted and declared advisable this Agreement and the Transactions and (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer and/or approve and adopt this Agreement (such recommendation is hereinafter referred to as the "Company Board Recommendation"). The Company hereby consents to the inclusion in the Offer Documents of the Company Board Recommendation, subject to Section 6.02(b).

           (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Company Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the holders of the Shares to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, shall correct promptly any information provided by it for use in the
Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall give Parent, Purchaser and their counsel reasonable opportunity to review and comment upon the Schedule 14D-9 prior to it being filed with, or sent to, the SEC. The Company agrees to provide Parent, Purchaser and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

           (c) The Company shall cause its transfer agent to promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of the Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger and (iii) if this Agreement is terminated in accordance with Article IX, upon request of the Company, promptly deliver or cause to be delivered to the Company all copies of such information then in their possession or the possession of their affiliates, agents or representatives.



                                       4.

        SECTION 1.03. Directors. (a) Promptly upon the acceptance for payment by Parent or any of its subsidiaries of Shares pursuant to the Offer, Parent shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Company Board as will give Parent representation on the Company Board equal to that number of directors which equals the product of the total number of directors on the Company Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser or any of their affiliates (including for purposes of this Section 1.03, such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its affiliates, which would not include Parent, Purchaser or any of their respective affiliates) bears to the number of Shares then outstanding; provided, however, that in the event that Parent's designees are appointed or elected to the Company Board, until the Effective Time (as defined in Section 2.02) the Company Board shall have at least two directors who are directors on the date of this Agreement and who are not executive officers of the Company (the "Independent Directors"). At such times, the Company will use its best efforts to cause (i) each committee of the Company Board, (ii) if requested by Parent, the board of directors of each of the Company's subsidiaries and (iii) if requested by Parent, each committee of such subsidiaries' boards to include persons designated by Parent constituting the same percentage of each such committee or board as Parent's designees are of the Company Board. The Company shall, upon request by Parent, promptly increase the size of the Company Board or exercise its best efforts to secure the resignations of such number of directors, or both, as is necessary to enable Parent's designees to be elected or appointed to the Company Board pursuant to this Section 1.03(a) and shall cause Parent's designees to be so elected or appointed. The Company Board shall approve, and by approving the execution and delivery of this Agreement by the Company, hereby does approve the taking of action by stockholders of the Company, by written consent, to amend the By-Laws of the Company as may be necessary or desirable to effect the provisions of this
Section 1.03.

           (b) Following the election or appointment of Parent's designees pursuant to this Section 1.03, and prior to the Effective Time, the approval of a majority of the Independent Directors shall be required to authorize (i) any amendment of this Agreement or the Restated Certificate of Incorporation or By-Laws of the Company, (ii) any termination of this Agreement by the Company,
(iii) any consent by the Company to any extension of the time for performance of any of the obligations or other acts of Parent or Purchaser or (iv) any waiver by the Company of compliance with any of the covenants or conditions contained in this Agreement for the benefit of the Company or any other rights of the Company under this Agreement. Any person who is a director on the date of this Agreement, but who, in order to carry out the provisions of this Section 1.03, is not a director at the Effective Time, shall be entitled to receive all payments (other than attendance fees) at the time such director resigns as he or she otherwise would have been entitled to receive under policies or programs in effect on the date hereof if he or she had been a director as of the Effective Time.

           (c) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to



                                       5.

fulfill its obligations under this Section 1.03 and shall include in the
Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1.03. Parent and Purchaser shall furnish to the Company in a timely manner so as to permit the Company to fulfill its obligations under this Section
1.03 and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. The provisions of this Section 1.03 are in addition to and shall not limit any rights that Parent, Purchaser or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

        SECTION 1.04. Adjustment. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other transaction, then the Offer Price and the Merger Consideration (as hereinafter defined) shall be appropriately adjusted.


                                   ARTICLE II
                                   THE MERGER

        SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Purchaser shall be merged with and into the Company. As a result of the Merger, (i) the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), (ii) the Company shall succeed to and assume all the rights and obligations of Purchaser in accordance with the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.04.

        SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The parties hereto shall make all other filings, recordings or publications required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at



                                       6.

the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.04. Certificate of Incorporation; By-Laws. At the Effective Time and without any further action on the part of the Company and Purchaser, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (except that such Certificate of Incorporation shall be amended at the Effective Time so that Article Third, Section A reads in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.001 per share") until thereafter amended as provided by the DGCL and such Certificate of Incorporation. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

        SECTION 2.05. Closing. Unless this Agreement has been terminated and the Transactions have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") will take place at 10:00 AM (EST) as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by the parties hereto.

        SECTION 2.06. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        SECTION 2.07. Stockholders' Meeting.

           (a) If required by applicable law in order to consummate the Merger:

               (i) the Company, acting through the Company Board, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement; and

               (ii) the Company and Parent shall prepare and Parent shall file with the SEC a registration statement on Form S-4 (or on such other form as shall be appropriate) (the



                                       7.

"Registration Statement") relating to the issuance of Parent Common Stock in the Merger and relating to the adoption of this Agreement by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Registration Statement shall include the recommendation of the Board in favor of the Merger, subject to Section 6.02(b).

           (b) Parent shall provide the Company with the information concerning Parent and Purchaser, and the Company shall provide Parent with information concerning the Company, required to be included in the Registration Statement. Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by it, Purchaser or any of its other subsidiaries or affiliates in favor of the adoption of this Agreement.

        SECTION 2.08. Merger Without Meeting of Stockholders. Notwithstanding
Section 2.07 hereof, in the event that Parent, Purchaser or any other subsidiary of Parent shall acquire at least 90 percent of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto shall, subject to Article VIII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.


                                   ARTICLE III
                            CONVERSION OF SECURITIES

        SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities:

           (a) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time ("Ineligible Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

           (b) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (if any) and Ineligible Shares, shall be converted into the right to receive the Merger Consideration, upon the surrender of the certificate formerly representing such Share in the manner provided in Section 3.02. Each such Share, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to such Share upon the surrender of such certificate in accordance with Section 3.02. For purposes if this Section 3.01(b), the following terms shall have the following meanings:



                                       8.

               (i) "Merger Consideration" shall mean that number of shares of Parent Common Stock equal to the Exchange Ratio; provided, however, that if the Parent Average Stock Price is less than $37.82, then Merger Consideration shall mean one of the following, as determined by Parent in its sole discretion: (1) that number of shares of Parent Common Stock equal to the Exchange Ratio determined in accordance with paragraph (ii), clause (3) below; (2) $19.50 in cash; or (3) the aggregate of (x) 0.51562 of a share of Parent Common Stock and
(y) a dollar amount in cash equal to $19.50 minus the product of 0.51562 multiplied by the Parent Average Stock Price.


               (ii) "Exchange Ratio" shall mean the quotient (rounded to the nearest hundred thousandth) obtained by dividing $23.00 by the Parent Average Stock Price; provided, however, that:

                    (1) if the Parent Average Stock Price is greater than or equal to $37.82 but less than $44.61, the Exchange Ratio shall be 0.51562;

                    (2) if the Parent Average Stock Price is greater than $54.52 but less than or equal to $62.82, the Exchange Ratio shall be 0.42187;

                    (3) if the Parent Average Stock Price is less than $37.82, the Exchange Ratio shall be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $19.50 by the Parent Average Stock Price; and

                    (4) if the Parent Average Stock Price is greater than $62.82, the Exchange Ratio shall be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $26.50 by the Parent Average Stock Price.

               (iii) "Parent Average Stock Price" shall mean the average of the closing price of a share of Parent Common Stock on the NYSE for the ten consecutive trading days ending on the trading day two trading days prior to the date of the Special Meeting or, if no Special Meeting is required under applicable law in order to consummate the Merger, the Effective Time.

           (c) Stock Options; Warrants. All options to purchase Company Common Stock granted under the Stock Option Plans, Stock Purchase Plan or pursuant to any other arrangement adopted by the Company Board to provide options, warrants or other rights to purchase capital stock of the Company to directors, officers or employees of the Company (in any such case, an "Option") and the warrants granted to EverCore Healthcare LLC (the "Warrants") then outstanding shall be subject to the provisions of Section 7.03.

           (d) Capital Stock of Purchaser. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for



                                       9.

one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Purchaser evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

           (e) All Other Capital Stock of the Company. All other capital stock of the Company shall be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be issued or delivered in exchange therefor.

           (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

           (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for trades of Parent Common Stock as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Common Stock has occurred.

        SECTION 3.02. Exchange of Certificates.

           (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for holders of the Shares in connection with the Merger (the "Exchange Agent") to receive in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 3.02, through the Exchange Agent, certificates evidencing the Parent Common Stock, and, if applicable, the cash portion of the Merger Consideration issuable pursuant to Section 3.01 in exchange for outstanding Shares. At the Effective Time, Parent shall take all steps necessary to deposit or cause to be deposited with the Exchange Agent such funds for timely payment thereunder. Any net loss resulting from such investments shall be the sole and exclusive responsibility of Parent and Parent shall promptly deposit additional funds with the Exchange Agent in an amount equal to any such net loss before the funds are paid by the Exchange Agent to the holders of the Shares.

           (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"),



                                      10.

whose Shares were converted pursuant to Section 3.01(b) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock and, in lieu of any fractional shares thereof, cash, and if applicable, the cash portion of the Merger Consideration, payable pursuant to
Section 3.01. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall, subject to the immediately following sentence and
Section 3.02(e), be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of the Company Common Stock shall have been so converted, and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.01(g).

           (c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

           (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any Parent Common Stock and cash which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.



                                      11.

           (e) Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

        SECTION 3.03. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, Dissenting Shares shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 3.03, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of Dissenting Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

        SECTION 3.04. Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 3.01(b); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        SECTION 3.05. Taking of Necessary Action; Further Action. Each of Parent, Purchaser and the Company in good faith shall take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Purchaser, the officers and directors of the



                                      12.

Company and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Purchaser that:

        SECTION 4.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failures to be so organized, existing and in good standing or to have such power, authority and Approvals, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by the Company or another subsidiary, is set forth in Schedule 4.01 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        SECTION 4.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished or made available to Parent a complete and correct copy of its Restated Certificate of Incorporation and By-Laws, as amended to date, and a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. The Certificate of Incorporation, By-Laws and equivalent organizational documents of each of the Company's subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents.

        SECTION 4.03. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of May 15, 2000



                                      13.

(i) 33,035,784 shares of Company Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of preferred stock were issued or outstanding,
(iii) no Shares were held in the treasury of the Company, (iv) 7,329,324 Shares were reserved for future issuance pursuant to, or were held under, the Company's Employee Plans (as defined in Section 4.11(a)) and (v) 150,000 Shares were reserved for future issuance pursuant to the Warrants. No change in such capitalization has occurred between May 15, 2000 and the date hereof other than any change associated with the exercise of vested Options or Warrants. Except as set forth in this Section 4.03 or Section 4.12 hereof or except as set forth in
Schedule 4.03(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of capital stock of the Company and its subsidiaries were issued in compliance with federal securities laws. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

           (b) Except as set forth in Schedule 4.03(b) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the subsidiaries. None of the Company or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its subsidiaries, respectively, as a result of the Transactions.

        SECTION 4.04. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the adoption of this Agreement by stockholders as contemplated by Section 2.07). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, constitutes a legal, valid and



                                      14.

binding obligation of the Company enforceable against the Company in accordance with its terms.

           (b) The Company Board, at a meeting duly called and held on May 23, 2000 at which a quorum was present and acting throughout, by a unanimous vote
(i) determined that this Agreement and the Transactions are fair to and in the best interests of the holders of the Shares, (ii) authorized, approved, adopted and declared advisable this Agreement and the Transactions, and (iii) recommended that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer and/or vote to adopt this Agreement, and as of the date of this Agreement none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

        SECTION 4.05. Material Contracts; No Conflict, Required Filings and Consents. (a) Schedule 4.05(a) of the Company Disclosure Schedule contains a true, complete and correct list of all Material Contracts of the Company and its subsidiaries as of the date of this Agreement, complete and correct copies of which have been provided to Parent. Except as set forth in Schedule 4.05(a) of the Company Disclosure Schedule or subject to such exceptions that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, all of the Material Contracts are valid, binding and in full force and effect, and neither the Company nor any of its subsidiaries is in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its obligations under any of the Material Contracts. Except as set forth in Schedule 4.05 of the Company Disclosure Schedule, no contracting party to any Material Contract is in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its obligations under any of the Material Contracts. Except as set forth in Schedule 4.05 of the Company Disclosure Schedule, no contracting party to any Material Contract has notified (whether orally or in writing) the Company or any of its subsidiaries of its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company or any of its subsidiaries.

           (b) Except as set forth in Section 4.05(c) hereof and except as set forth in Schedule 4.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective assets or properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the assets or properties of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation



                                      15.

to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

           (c) Except as set forth in Schedule 4.05(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), state takeover laws, the pre-merger notification requirements of the HSR Act, any non-United States laws regulating competition, antitrust, investment or exchange controls and the filing of the Certificate of Merger or other documents as required by the DGCL.

        SECTION 4.06. Compliance, Permits. Except for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect and except as set forth in
Schedule 4.06(a) of the Company Disclosure Schedule:

           (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective assets or properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

           (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities (other than the U.S. Food and Drug Administration ("FDA")) (the "Non-FDA Permits") necessary for the operation of the business of the Company and its subsidiaries taken as a whole except to the extent that the failure to have any such Non-FDA Permit, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries hold all new drug applications, abbreviated new drug applications ("ANDAs"), product license applications, and investigational new drug applications, and product export applications issuable by the FDA (the "FDA Permits"), necessary for the conduct of the business as currently conducted except to the extent that the failure to have any such FDA Permit, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Non-FDA Permits, except where the failure so to comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. With respect to products currently being manufactured by the Company and its subsidiaries, the Company and its subsidiaries are in substantial compliance in all material respects with the terms of the FDA Permits. With respect to products being manufactured by persons other than the Company or its subsidiaries and currently offered for commercial sale by the Company or any of its subsidiaries ("Third Party Products"), to the best of the knowledge of



                                      16.

the Company and its subsidiaries, the holders of any or all FDA Permits necessary for the manufacture or sale of such products are in substantial compliance in all material respects with the terms of such FDA Permits.

           (c) With respect to each of the Company's and its subsidiaries' products which currently are being manufactured at one of the Company's or its subsidiaries' facilities and currently are offered for commercial sale (collectively, the "Company Products"):

                (i) the Company and each of its subsidiaries has obtained all applicable FDA Permits and Non-FDA Permits required by any U.S. federal or state Governmental Entity to permit any manufacturing, distribution, sales or marketing with respect to each Company Product in the jurisdictions in which such Company Product is developed, manufactured, distributed, sold or marketed;

                (ii) the Company and each of its subsidiaries is in substantial compliance in all material respects with all applicable legal requirements regarding registration, licensure or notification for each United States site at which each Company Product is developed, manufactured, processed, packed, held for distribution or from which or into which it is distributed, in each case by the Company or any of its subsidiaries;

                (iii) to the extent any Company Product is intended for export from the United States, the Company and its subsidiaries are in substantial compliance in all material respects with either (A) all requirements of the FDA for marketing or (B) 21 U.S.C. ss.381(e) or (C) 21 U.S.C. ss.382;

                (iv) all manufacturing operations performed by or on behalf of the Company and each of its subsidiaries are being conducted in substantial compliance in all material respects with all applicable GMP regulations;

                (v) all pre-clinical and clinical investigations with respect to the Company Products sponsored by or on behalf of the Company or any of its subsidiaries have been and are being conducted in substantial compliance in all material respects with all applicable laws and regulations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects, including but not limited to the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312;

                (vi) the Company and its subsidiaries are in substantial compliance in all material respects with all reporting requirements for all FDA Permits and Non-FDA Permits, including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314; and

                (vii) the Company and each of its subsidiaries has included or caused to be included in the regulatory application for such Company Product, where required, the



                                      17.

        certification described in 21 U.S.C. ss.335a(k)(l) and the list described in 21 U.S.C. ss.335a(k)(2), and such certification and such list was in each case true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.

        (d) The Company and each of the Company's subsidiaries is in substantial compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Entity.

        (e) With respect to each of the Third Party Products, to the knowledge of the Company:

                (i) each person engaged in the manufacture, sale or distribution of a Third Party Product (a "Third Person") has obtained all applicable FDA Permits and Non-FDA Permits required by any U.S. federal or state Governmental Entity to permit any manufacturing, distribution, sales or marketing with respect to each Third Party Product in the jurisdictions in which such Third Party Product is developed, manufacture, distributed, sold or marketed;

                (ii) each Third Person is in substantial compliance in all material respects with all applicable legal requirements regarding registration, licensure or notification for each site at which each Third Party Product is developed, manufactured, processed, packed, held for distribution or from which or into which it is distributed;

                (iii) to the extent any Third Party Product is intended for export from the United States, each Third Person is in substantial compliance in all material respects with either (A) all requirements of the FDA for marketing or (B) 21 U.S.C. ss.381(e) or (C) 21 U.S.C. ss.382;

                (iv) all manufacturing operations involved in the production of Third Party Products are being conducted in substantial compliance in all material respects with all applicable GMP regulations.

                (v) all pre-clinical and clinical investigations with respect to the Third Party Products sponsored by or on behalf of a Third Person have been and are being conducted insubstantial compliance in all material respects with all applicable laws and regulations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects, including but not limited to the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312;



                                       18.

                (vi) insofar as Third Party Products are concerned, the Company and its subsidiaries are in substantial compliance in all material respects with all reporting requirements for all FDA Permits and Non-FDA Permits, including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314; and

                (vii) each Third Person has included or caused to be included in the regulatory application for such Third Party Product, where required, the certification described in 21 U.S.C. ss.335a(k)(l) and the list described in 21 U.S.C.ss.335a(k)(2), and such certification and such list was in each case true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.

        (f) The Company has disclosed to Parent any warning letters or material Form 483s or similar notices, or other correspondence relating to the Company's or any of its subsidiaries' compliance status under applicable legal requirements from the FDA within the last three years.

        (g) Except with respect to approved or pending ANDAs pertaining to the Marsam facility which ANDAs are to be reviewed under Technical Protocol 9908001-01, Quality Operations and Manufacturing Corrective Action Plan (QOMCAP) Objective Elements and Strategies, to the best of the knowledge of the Company, neither the Company nor any of its subsidiaries nor any of their officers, employees or agents has knowingly committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto;

        (h) To the best of the knowledge of the Company, neither the Company nor any of its subsidiaries has violated the anti-kickback provisions of the Social Security Act, 42 U.S.C. 1320a-7b(b), the Prescription Drug Marketing Act, the Controlled Substances Act and the False Claims Act, 31 U.S.C. ss.3729.

        (i) Neither the Company nor any of its subsidiaries has been convicted of any crime or engaged in any conduct which could result in debarment under 21 U.S.C. ss.335a or any similar state law or regulation.

        (j) Neither the Company nor any of its subsidiaries has received any written notice or has knowledge that the FDA or the Drug Enforcement Administration has commenced or threatened to initiate, any action to seek civil penalties, to withdraw its approval or request the recall of any product of the Company or any of its subsidiaries or commenced or threatened to initiate, any action to enjoin production at any facility owned or operated by the Company or any of its subsidiaries or, to the Company's knowledge at any other facility at which any of the Company's or its subsidiaries' products are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled.

        (k) To the best knowledge of the Company, there are no proceedings pending with respect to a violation by the Company or any of its subsidiaries of the Food, Drug and Cosmetic



                                      19.

Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other U.S. federal or state Governmental Entity that reasonably might be expected to result in the revocation, cancellation, suspension, limitation or adverse modification of any FDA Permit or Non-FDA Permit or in criminal liability.

        (l) Nothing contained in this Section 4.06 is intended to address any compliance or permit issue concerning environmental matters or under any Environmental Law. Environmental matters are covered exclusively by Section 4.16.

        SECTION 4.07. SEC Filings, Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since (and including) April 8, 1998. The Company has delivered or made available to Parent, in the form filed with the SEC, the Company SEC Reports. The Company SEC Reports (including any financial statements or schedules included therein)
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

           (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each of the consolidated balance sheets (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and each of the consolidated statements of income and of cash flows (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

           (c) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        SECTION 4.08. Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports or as expressly contemplated by this Agreement, since December 25, 1999, the Company and its subsidiaries have conducted their business in the ordinary course and there has not occurred: (i) any Company Material Adverse Effect; (ii) any amendments or changes to the Restated Certificate of Incorporation, By-Laws or equivalent organizational




                                       20.

documents of the Company or any of its subsidiaries; (iii) any damage to, destruction or loss of any assets of the Company or any of its subsidiaries (whether or not covered by insurance) that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (v) any change by the Company in its accounting methods, principles or practices; (vi) any revaluation by the Company or any of its subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (vii) except as set forth in Schedule 4.08 of the Company Disclosure Schedule, any sale of a material amount of assets of the Company or any of its subsidiaries, except for the sale of inventory in the ordinary course of business.

        SECTION 4.09. No Undisclosed Liabilities. Except as is disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, that are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) adequately provided for or referred to in the Company's balance sheet and the related notes thereto as of December 25, 1999 included in the Company's Form 10-K for the year ended December 25, 1999 (which is part of the Company SEC Reports) or (ii) incurred since December 25, 1999 (A) in the ordinary course of business and consistent with past practice, or (B) that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.10. Absence of Litigation. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement and except as set forth in
Schedule 4.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any arbitrator or Governmental Entity that, individually or in the aggregate, have had and could reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.11. Employee Benefit Plans; Employment Agreements. (a)
Schedule 4.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of ERISA), all plans, programs or arrangements under which stock or other securities (or options or other rights to acquire stock or other securities) of the Company or an ERISA Affiliate (as defined below) may be issued or awarded, and all other material employment agreement, arrangements, commitments, severance or retention agreements, employee benefit plans, policies or agreement, (whether written or unwritten, insured or self-insured, foreign or domestic) for the benefit of, or relating to, any employee or director (or any of their beneficiaries) of the Company or any entity that would be deemed a "single employer" with the Company (an "ERISA Affiliate") under Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (the "Employee Plans"). True and complete copies of each of the Employee Plans and all related documents (including, as applicable, summary plan descriptions, trust agreements, insurance policies, other funding agreements and the two most



                                      21.

recent annual reports filed on Form 5500 with respect to each Employee Plan) have been provided or made available to Parent.

           (b) Except as set forth in Schedule 4.11(b) of the Company Disclosure Schedule and except where failures to so comply with each of the following representations, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect: (i) none of the Employee Plans provides retiree medical, death or other retiree welfare benefits (whether or not insured) to any current or future retiree or terminee (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code); (ii) all Employee Plans are in compliance with the terms thereof and all applicable laws, including the requirements prescribed by the Code and ERISA; (iii) none of the Employee Plans, and neither the Company nor any ERISA Affiliate has during the past six years sponsored, maintained, contributed to or been required to contribute to, (A) a plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA (B) a "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), (C) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA; (iv) each Employee Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Employee Plan is qualified and that its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; (v) all contributions required to be made prior to the date of this Agreement to any Employee Plan under the terms of the Employee Plan, or as required by law with respect to all periods through the date of this Agreement, have been made or accrued to the extent required by the GAAP; (vi) neither the Company, any ERISA Affiliate nor, to the knowledge of the Company, any other person has engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Employee Plan that could reasonably be expected to subject the Company or ERISA Affiliate to a Tax or penalty; (vii) there are no pending governmental audits, investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans and no completed audit, if any, has resulted in the imposition of any Tax or penalty; and (viii) with respect to each Employee Plan, there are no actions, suits or claims pending or, to the best knowledge of the Company, threatened against any such Employee Plan, the Company, any ERISA Affiliate, any director, officer or employee thereof, or the trustee, assets or fiduciaries of such Employee Plan (other than non-material routine claims for benefits) and, to the knowledge of the Company, no set of circumstances or facts exist that could reasonably be expected to give rise to any such action, suit or claim.

        SECTION 4.12. Labor Matters. Except as set forth in Schedule 4.12 of the Company Disclosure Schedule, there are no labor disputes pending or, to the best knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which disputes, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 4.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is involved in or, to the best knowledge of the Company, threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any persons employed by the Company or any of its subsidiaries, including, without limitation, charges of unfair labor practices or discrimination complaints which, individually or in the




                                      22.

aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar such legislation of foreign jurisdictions. Neither the Company nor any of its subsidiaries is presently or has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts since December 1997.

        SECTION 4.13. Restrictions on Business Activities. Other than this Agreement and except as set forth in Schedule 4.13 of the Company Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, as currently conducted.

        SECTION 4.14. Title to Property. Except as set forth in Schedule 4.14 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.15. Taxes. Except as set forth in Schedule 4.15 of the Company Disclosure Schedule and except which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse
Effect:

           (a) The Company and each of its subsidiaries have timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all Taxes shown to be due, and all other material Taxes due except with respect to Taxes which the Company is maintaining reserves in accordance with GAAP in its financial statements that are adequate for their payment. All federal and state income Tax Returns and all other material Tax Returns filed by the Company and each of its subsidiaries with respect to Taxes were true, complete, correct and in compliance in all material respects with all applicable legal requirements as of the date on which they were filed or as subsequently amended to the date hereof.

           (b) (i) No Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority nor are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes; (ii) no Tax claim has become a lien on any assets of the Company or any subsidiary thereof (ignoring for



                                      23.

this purpose liens for Taxes not yet due and payable); (iii) no extension of time within which to file any Tax Return that relates to the Company or any of its subsidiaries has been requested which Tax Return has not since been filed; and (iv) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to the Company or any of its subsidiaries which remain in effect.

           (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

           (d) Except as set forth in Schedule 4.15(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

           (e) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors, or any other person, the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except where the failure to do so would not result in any deficiency or claim for additional Taxes.

           (f) The accruals for deferred Taxes reflected in the financial statements of the Company for the year ended December 25, 1999 are adequate to cover any deferred Tax liability of the Company and its subsidiaries determined in accordance with GAAP through the date thereof.

           (g) Except as set forth in Schedule 4.15(g) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company or any of its subsidiaries that, considered individually or considered collectively with any other such contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable provision under state tax laws). Except as set forth in Schedule 4.15(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

        SECTION 4.16. Environmental Matters. This is the exclusive provision containing representations and warranties governing environmental matters or arising under Environmental Laws. Except as set forth in Schedule 4.16 of the Company Disclosure Schedule or which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse
Effect:

           (a) All of the operations of the Company and each of its subsidiaries and their respective assets, businesses and real property currently owned, leased or operated by the



                                      24.

Company or any of its subsidiaries (collectively, the "Real Property"), comply with applicable Environmental Laws.

           (b) None of the Real Property is listed or, to the knowledge of the Company or any of its subsidiaries, is proposed for listing, on the National Priorities List pursuant to CERCLA or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither the Company nor any of its subsidiaries has received any written notice or claim from any Governmental Entity or third party alleging any Environmental Liabilities which remains outstanding or unresolved.

           (c) Each of the Company and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the present conduct of their businesses required under applicable Environmental Laws (the "Environmental Permits") and they are in compliance with the material terms and conditions of all such Environmental Permits.

           (d) The Company and its subsidiaries have provided or made available to Parent all material environmental reports, assessments, audits, studies, investigations, data and Environmental Permits in their custody or possession concerning the Real Property or the assets of the Company or any of its subsidiaries.

        SECTION 4.17. Brokers. No broker, finder or investment banker (other than CIBC World Markets Corp. and EverCore Healthcare Capital LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements among the Company and CIBC World Markets Corp. and EverCore Healthcare Capital LLC pursuant to which such firms would be entitled to any payment relating to the Transactions.

        SECTION 4.18. Intellectual Property. (a) Schedule 4.18 of the Company Disclosure Schedule sets forth a list of (i) all material patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications that are owned by the Company or its subsidiaries (collectively, "Registered Intellectual Property") and (ii) all agreements under which the Company or its subsidiaries are licensed or otherwise permitted, or license or otherwise permit a third party, to use Intellectual Property Rights that are material to the business of the Company and its subsidiaries.

           (b) (i) The Company and its subsidiaries directly or indirectly own, or are licensed or otherwise possess valid rights to use, all Company Intellectual Property (including, without limitation, in connection with potential products under development by the Company or any of its subsidiaries), with such exceptions, individually or in the aggregate, as have not had and could not reasonably be expected to have a Company Material Adverse Effect, (ii) no person is challenging or, to the knowledge of the Company, infringing or otherwise violating the Company Intellectual Property, except in each case for challenges, infringements or violations which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, and (iii) to the best knowledge of the Company,



                                      25.

neither the Company nor any of its subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, infringing or otherwise violating any Intellectual Property Rights that are owned by any third party (collectively, "Third Party Intellectual Property Rights"), except in each case for infringements or violations which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

           (c) The Company Intellectual Property constitutes all the Intellectual Property Rights necessary for the business of the Company and its subsidiaries as currently conducted, except such Intellectual Property Rights the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.19. Warranties. Except as set forth in Schedule 4.19 of the Company Disclosure Schedule, to the best knowledge of the Company, there are no material claims pending or threatened against the Company or any of its subsidiaries with respect to the quality of or absence of defects in its products that it has sold.

        SECTION 4.20. Products Liability. Except as set forth in Schedule 4.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any written notice relating to any material claim involving any product manufactured, produced, distributed or sold by or on behalf of the Company or any of its subsidiaries resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of any implied warranties or representation, other than notices of claims that have been settled or resolved by the Company and its subsidiaries prior to the date hereof, except claims which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.21. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

        SECTION 4.22. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (including, without limitation, Section 203 of the DGCL) (each, a "Takeover Statute") is applicable to the Company, Parent, Purchaser, the Shares, this Agreement, the Stockholder Agreements or the Transactions.

        SECTION 4.23. Opinion of Financial Advisor. The Company Board has been advised by the Company's financial advisor, CIBC World Markets Corp., to the effect that in its opinion, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock in the Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than Parent, the Significant Stockholders and their respective affiliates).

                                    ARTICLE V


                                      26.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        Parent and Purchaser each hereby represent and warrant to the Company that:

        SECTION 5.01. Organization and Qualification. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals, individually or aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.02. Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

        SECTION 5.03. No Conflict, Required Filings and Consents. (a) Except as set forth in Section 5.03(b) hereof, the execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement and the consummation of the Transactions by Parent and Purchaser will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which their respective assets or properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of Parent and Purchaser taken as a whole, or result in the creation of a lien or encumbrance on any of the assets or properties of Parent or Purchaser pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets or properties are bound or affected except, in


                                      27.

the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults or other occurrences that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect or otherwise prevent or delay Parent or Purchaser from performing their respective obligations under this Agreement.

        (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement and the consummation of the Transactions by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, state takeover laws, the pre-merger notification requirements of the HSR Act, any non-United States laws regulating competition, antitrust, investment or exchange controls and the filing of the Certificate of Merger or other documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Parent or Purchaser from performing their respective obligations under this Agreement, and, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.04. Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, and 2,500,000 shares of preferred stock without par value ("Parent Preferred Stock"). As of May 19, 2000 (i) 96,622,309 shares of Parent Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of Parent Preferred Stock were issued or outstanding, (iii) no shares of Parent Common Stock were held in the treasury of Parent and (iv) 9,285,731 shares of Parent Common Stock were reserved for future issuance pursuant to, or were held under, Parent's stock option plan or other similar employee benefit plans of Parent or any of its subsidiaries. No material change in such capitalization has occurred between May 19, 2000 and the date of this Agreement other than any change associated with the exercise of vested options to purchase Parent Common Stock granted under any stock option plan, other similar employee benefit plans or pursuant to any other arrangement adopted by Parent's Board of Directors to provide options, warrants or other rights to purchase capital stock of Parent to directors, officers, or employees of Parent or any subsidiary of Parent. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of capital stock of Parent and its subsidiaries were issued in compliance with federal securities laws. The issuance of the Parent Common Stock in connection with the Merger and upon the exercise of Options and warrants of the Company following the Merger have been duly authorized and, when issued in connection with the Merger or upon such exercise, will be validly issued, fully paid and non-assessable.

        SECTION 5.05. SEC Filings, Financial Statements. Parent has filed all forms, reports and documents required to be filed by it with the SEC since (and including) January 1, 1999. Parent has delivered or made available to the Company, in the form filed with the SEC, the Parent SEC Reports. The Parent SEC Reports (including any financial statements


                                      28.

or schedules included therein) (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (a) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each of the consolidated balance sheets (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and each of the consolidated statements of income and of cash flows (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

        (b) Parent has heretofore furnished or made available to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

        SECTION 5.06. Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports or as expressly contemplated by this Agreement, between December 31, 1999 and the date of this Agreement, there has not occurred, nor has any event occurred which would be reasonably likely to result in, any Parent Material Adverse Effect.

        SECTION 5.07. No Undisclosed Liabilities. Except as is disclosed in the Parent SEC Reports, as of the date of this Agreement, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, that are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) adequately provided for or referred to in Parent's balance sheet and the related notes thereto as of December 31, 1999 included in Parent's Form 10-K for the year ended December 31, 1999 (which is part of the Parent SEC Reports) or
(ii) incurred since December 31, 1999 (A) in the ordinary course of business and consistent with past practice, or (B) that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.


                                      29.

        SECTION 5.08. Funds. As of the date of this Agreement, Parent has binding commitments of institutional lenders to provide all funds necessary to consummate the Offer and the Merger.


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.01. Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement, (ii) the time the designees of Parent constitute a majority of the Company Board or (iii) the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise approve in writing (which approval, in respect of requests of the Company (y) pertaining to any of the actions identified in clauses "(a)" through "(f)," clauses "(g)(i),""(g)(iii)" through "(g)(vi)," and clauses "(h)" through "(m)" of this Section 6.01 and (z) sought by the Company more than 40 business days after the Offer Commencement Date, shall not be unreasonably withheld) and unless otherwise expressly contemplated hereunder, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted, and the Company and its subsidiaries shall not take any action except in the ordinary course of business; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement, (ii) the time the designees of Parent constitute a majority of the Company Board or (iii) the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written approval of Parent (which approval, in respect of requests of the Company (y) pertaining to any of the actions identified in clauses "(a)" through "(f)", clauses "(g)(i),""(g)(iii)" through "(g)(vi)," and clauses "(h)" through "(m)" of this Section 6.01 and (z) sought by the Company more than 40 business days after the Offer Commencement Date, shall not be unreasonably withheld), unless expressly disclosed in Schedule 6.01 of the Company Disclosure Schedule:

        (a) amend or otherwise change the Company's or any of its subsidiaries' Certificates of Incorporation, By-Laws or other equivalent organizational documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any of its subsidiaries or affiliates (except for (i) the issuance of Shares pursuant to the exercise of Options under the Stock Option Plans and the Warrants, which Options and Warrants are


                                      30.

outstanding on the date hereof, (ii) the issuance of Shares pursuant to the Stock Purchase Plan and (iii) the issuance of preferred stock of the Company pursuant to Section 7.12);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) as set forth in Schedule 6.01(c) of the Company Disclosure Schedule);

        (d) except as provided in Section 7.03, amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options granted under the Stock Option Plans or the Warrants or authorize cash payments in exchange for any such Options or Warrants;

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as provided in
Section 7.03, amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing, except in connection with the purchase of Shares by the trustees of the Company's Retirement Plan;

        (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights;

        (g) (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances except for the incurrence of indebtedness for borrowed money (y) under that certain Amended and Restated Credit Agreement, dated as of November 6, 1998, amending and restating the Credit Agreement dated as of September 5, 1995 among the Company, the lenders (as defined therein), and Chemical Bank as Issuing Bank, Administrative Agent and as Collateral for the Lenders, as amended by that certain Waiver and First Amendment dated as of February 7, 2000 and that certain Waiver and Second Amendment dated as of March 25, 2000 (the "Bank Facility"), and (z) up to an aggregate of $40,000,000 of new indebtedness pursuant to the credit facility to be provided by Parent as set forth in Section 7.12; (iii) enter into any (x) Material Contract; (y) Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $750,000 annually, or that contemplate or involve the performance of services having a value in excess of $750,000 or (z) Contract that has a term of more than 180 days and that may not be terminated by the Company or one of its subsidiaries (without payment of penalty or premium of more than $750,000) within 180 days after the delivery of a termination notice by the Company or such subsidiary (other


                                      31.

than, in each of clauses "(x)," "(y)" or "(z)," purchase orders for any raw materials or any finished products for resale aggregating in any month not in excess of the greater of $250,000 or 10% of the aggregate purchase price of such raw material or finished product purchased in fiscal 1999, and bid contracts, in each case entered into in the ordinary course of business); (iv) authorize or make any capital expenditures or purchases of fixed assets that are not currently budgeted; (v) terminate any (x) Material Contract, (y) Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $750,000 annually, or that contemplate or involve the performance of services having a value in excess of $750,000 or (z) Contract that has a term of more than 180 days and that may not be terminated by the Company or one of its subsidiaries (without payment of penalty or premium of more than $750,000) within 180 days after the delivery of a termination notice by the Company or such subsidiary or amend any of its material terms (other than amendments to existing credit arrangements with the sole effect of remedying defaults thereunder and that do not materially increase the Company's obligations or commitments thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.01(g);

        (h) except for contracts or amendments that serve to reduce the cost to the Company of severance arrangements, increase the compensation payable or to become payable to its employees, officers or directors or grant any severance or termination pay to, or enter into any employment or severance agreement with, any managerial employee, director or officer of the Company or any of its subsidiaries or establish, adopt, enter into, terminate or amend any Employee Plan (except as may otherwise be required by applicable law);

        (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

        (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company SEC Reports;

        (k) pay, discharge, settle or satisfy any material lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business; provided that, for the purpose of this paragraph
(k), (1) all liabilities or obligations of the Company or any of its subsidiaries to its directors, officers or affiliates shall be deemed to be material and not in the ordinary course, and (2) that any discharge, settlement or satisfaction that would result in the imposition of any obligation on the Company or any of its subsidiaries other than for the payment of money shall be deemed to be not in the ordinary course;


                                      32.

        (l) except as currently budgeted, permit any material increase in the number of employees employed by the Company or any of its subsidiaries on the date hereof;

        (m) commence any litigation, other than collection actions in the ordinary course of business; or

        (n) take or fail to take, or agree in writing or otherwise to take or fail to take any of the actions described in Section 6.01(a) through (m) above.

        SECTION 6.02. No Solicitation. (a) The Company will not, and will not permit or cause any of its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate or solicit any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of assets (other than inventory in the ordinary course of business) or outstanding shares of capital stock of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (i) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or disclosure obligations under state law or (ii) at any time prior to the earlier to occur of (x) payment for shares of Company Common Stock pursuant to the Offer or (y) the approval of the Merger by the requisite vote of the stockholders of the Company, (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Superior Proposal (so long as such proposal did not result from a breach of this Section 6.02) if the Company Board receives from the person so requesting such information an executed confidentiality agreement with customary terms (which shall not preclude the making of an Superior Proposal); or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Superior Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the Company Board determines in good faith, after consultation with the Company's outside legal counsel, that such action is necessary in order for the Company's directors to comply with their fiduciary duties under applicable law; provided, however, that the Company may not, except as permitted by Section 6.02(b) below, withdraw or modify, or propose to withdraw or modify, the Company Board Recommendation, or approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees


                                      33.

that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.02. The Company also will promptly request each individual or entity that has executed, within twelve months prior to the date of this Agreement, a confidentiality agreement in connection with his or its consideration of a possible Acquisition Proposal to return promptly or destroy all confidential information heretofore furnished to such individual or entity by or on behalf of the Company or any of its subsidiaries. The Company agrees not to release or permit the release of any waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Company or any of its subsidiaries is a party, and will enforce or cause to be enforced each such agreement at the request of Parent. The Company will notify Parent immediately (but in any event within 24 hours) if any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. For purposes of this Section 6.02, an Acquisition Proposal will be considered unsolicited even though the Company, prior to the date of this Agreement, solicited a proposal from the person making the Acquisition Proposal.

        (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal by a third party or (iii) terminate this Agreement in order to enter into a definitive agreement with respect to any third-party Acquisition Proposal; provided, however, that the Company Board or a committee thereof may take the actions described (A) under clause (i) if the Company Board shall have determined in good faith, after consultation with outside counsel, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and (B) under clause (ii) if the Company Board shall have made the determination required in (A) above and also determined in good faith, after consultation with its financial advisor, that such Acquisition Proposal is a Superior Proposal.

        SECTION 6.03. Information Supplied. Each of the Company and Parent agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in (i) the Offer Documents and the Schedule 14D-9 will, at the time of distribution thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement and related prospectus, if any, will, at the date of mailing to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS



                                      34.

        SECTION 7.01. Filings, Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file as soon as practicable after the date hereof all documents required to be filed (i) with the United States Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and (ii) any other documents which are required under any non-United States laws regulating competition, antitrust, investment or exchange controls. Parent and the Company shall promptly furnish all materials thereafter required in connection therewith.

        (b) Each of the Company and Parent shall cooperate with each other and use (and shall cause its subsidiaries to use) all reasonable efforts (i) to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with, as a result of or in order to consummate any of the Transactions, including, without limitation, upon request of Parent, all material consents required in connection with the consummation of the Offer and the Merger. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions; provided, however, that with respect to documents that one party reasonably believes should not be disclosed to the other party, such party shall instead furnish those documents to counsel for the other party pursuant to a mutually satisfactory confidentiality agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

        (c) Subject to the provisions of this Section 7.01(c), Parent and the Company shall promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act (a "Second Request"). Parent shall use its reasonable efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under any antitrust or trade or regulatory laws or regulations of any Governmental Entity. In connection therewith, Parent shall use (and shall cause each of its subsidiaries to use) all commercially reasonable measures available to it to consummate the Transactions. Notwithstanding the foregoing, however, Parent will not be required to agree to the sale, license, disposition, holding separate or divestiture of any lines of business or assets that could reasonably be expected to be material to the business, taken as a whole, of Parent and its subsidiaries and the Company and its subsidiaries following the Effective Time. The parties further acknowledge and agree that: (i) without limiting Parent's obligations under this paragraph, Parent shall have the right, given the option by the relevant Governmental Entity, to determine which businesses or assets, or portions thereof, shall be, if necessary to satisfy each such objection, sold, licensed, disposed of, held separate or divested, and on what terms and conditions such actions shall be taken; and (ii) any such sale, license, disposition, separation or divestiture shall be conditioned upon the closing of


                                      35.

the Merger and shall not reduce the Offer Price. To the extent reasonably practicable, each party shall have the right to attend and participate in any telephone calls or meetings that the other party has with any person with respect to the foregoing, and shall otherwise be promptly informed of the substance of the call or meeting.

        (d) Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Offer Documents, the Schedule 14D-9, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party or Governmental Entity in connection with the Transactions.

        (e) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective subsidiaries, from any third party or any Governmental Entity with respect to the Transactions.

        (f) If any Takeover Statute shall become applicable to the Transactions, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate or minimize the effects of such Takeover Statute on the Transactions.

        SECTION 7.02. Access to Information; Confidentiality. The Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent reasonable access, consistent with applicable law, at all reasonable times during the period prior to the Appointment Date, to all its books, contracts, commitments and records, and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish, consistent with applicable law, promptly to Parent all information concerning the Company's business and personnel as Parent may reasonably request and shall make available, consistent with applicable law, to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business and personnel as Parent may reasonably request to the extent that the Company is not in breach of a confidentiality agreement with a third party. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at any time as Parent shall request. Any such information obtained by Parent or Purchaser shall be governed by the terms of the Confidentiality Agreement. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such person as may be designated by any of its officers, as the case may be.

        SECTION 7.03. Stock Options. (a) At the Effective Time, in accordance with Section 5(c)(ii) of the Company 1999 Stock Option Plan and Section V.C.2. of the Company 1995 Non-Employee Director Stock Option Plan, respectively, all rights to acquire Company Common Stock under each Option then outstanding under the Company 1999 Stock


                                      36.

Option Plan and the Company 1995 Non-Employee Director Stock Option Plan shall be converted into and become rights to receive in lieu of each share of Company Common Stock then subject to the Option, the number and class of shares and/or other securities or property (including cash) comprising the Merger Consideration. With respect to each such Option (an "Assumed Option"), Parent shall assume the obligation to deliver to each holder of such Option (an "Optionholder") the amount of Merger Consideration payable upon the exercise of the Assumed Option. From and after the Effective Time (i) each Assumed Option may be exercised solely for Merger Consideration as provided herein and (ii) in accordance with the terms of the Company 1999 Stock Option Plan and the Company 1995 Non-Employee Director Stock Option Plan, any restriction on the exercise of any such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged; provided, however that each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time in accordance with and subject to the 1999 Stock Option Plan and the Company 1995 Non-Employee Director Stock Option Plan. Within a reasonable time after the Effective Time, Parent shall issue to each Optionholder a document describing the terms applicable to Assumed Options. In addition, the Company Board (or a committee thereof consisting of two or more non-employee directors, each of whom shall be to the extent required by Rule 16b-3, a "non-employee director" as defined in Rule 16b-3 of the Exchange Act ) shall adopt such resolutions and take other actions, if any, as may be required to provide that upon the Effective Time, all outstanding unexercised options (whether vested or unvested and without regard to limitations on exercise otherwise contained in the agreement evidencing the option) granted pursuant to the Company 1993 Stock Option Plan and the Company 1997 Stock Option Plan ("Terminating Options") shall be terminated effective as of the Effective Time in accordance with the terms of each such plan, respectively, and the Company shall deliver a notice of termination to each holder of a Terminating Option at least 20 days prior to the Effective Time; provided that, during the period from the date on which such notice of termination is delivered to the Effective Time, each holder of a Terminating Option shall have the right to exercise in full all of his or her Terminating Options that are then outstanding (whether vested or unvested and without regard to limitations on exercise otherwise contained in the agreement evidencing the Terminating Option), but contingent on occurrence of the Merger, and provided that, if the Merger does not take place within 180 days after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

            Parent shall register the number and class of shares as comprise the Merger Consideration issuable upon the exercise of the Assumed Options with the Securities and Exchange Commission on a Form S-8 not later than 15 days following the Effective Time.

        (b) Prior to the Effective Time, the Company shall take all actions as are necessary to terminate the Company's Stock Purchase Plan and to cause the "Exercise Date" (as such term is used in the Stock Purchase Plan) applicable to the then current Offering Period (as such term is used in the Stock Purchase
Plan) to be the last trading day on which the Company Common Stock is traded on the NYSE immediately prior to the Effective Time (the "New Purchase Date"); provided that, such termination and change in the "Exercise Date" shall be conditioned


                                      37.

upon the consummation of the Merger. On the New Purchase Date, the Company shall apply the funds credited as of such date under the Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Stock Purchase Plan. The Company shall promptly deliver to Parent prior to the Effective Time true and complete copies of all documentation relating to or arising from the termination of the Stock Purchase Plan.

        SECTION 7.04. Employee Benefits. (a) Except as contemplated by this Agreement, for the period beginning on the Closing Date and ending on the date on which employees of the Company and its subsidiaries are first eligible to enroll in the health and welfare plans of the Surviving Corporation, Parent or its subsidiaries (which date is currently contemplated to be December 2000), Parent shall maintain or cause the Surviving Corporation to maintain the Company's health and welfare plans for employees of the Company and its subsidiaries which are in effect on the date of this Agreement. Parent and the Surviving Corporation shall ensure that any employee benefit plan or arrangement established, maintained or contributed to by Parent and the Surviving Corporation or any of their affiliates grant full credit for all service or employment with, or recognized by, the Company or any of its affiliates for purposes of eligibility and vesting with respect to any employee pension benefit plan, as defined in Section 3(2) of ERISA, and, for purposes of eligibility, vesting and determining the amount of any benefit with respect to any vacation program or employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any severance plan or sick plan. As soon as practicable (and in any event no later than seven days after the date of this Agreement), the parties agree to jointly communicate the substance of the provisions of this Section 7.04(a) to the employees of the Company and its subsidiaries.

        (b) Parent shall honor, in accordance with their terms, all employment agreements, retention programs, severance agreements, severance plans or severance policies of the Company and its subsidiaries that are previously disclosed in the Company Disclosure Schedule, unless any employee covered by any such agreement, plan or policy agrees otherwise.

        (c) The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates (the "Retirement Plan"), and each other pension or retirement plan, sponsored by the Company or any of its subsidiaries, intended to qualify under
Section 401(a) of the Code, effective on the date immediately prior to the earlier of: (i) the consummation of the Offer but conditioned on the Company becoming an ERISA Affiliate of Parent; and (ii) the Effective Time but conditioned on the Company becoming an ERISA Affiliate of Parent. Notwithstanding such termination of the Retirement Plan, participants in the Retirement Plan shall be permitted to continue to make and repay loans under the Retirement Plan (a "Plan Loan").

As soon as practicable after the Effective Time, the Surviving Corporation or Parent shall file with the Internal Revenue Service a request for a determination regarding the tax-qualified status of the Retirement Plan under
Section 401(a) of the Code. Within 45 days following the receipt of a favorable determination letter from the Internal Revenue Service or earlier, as determined by Parent, Parent shall permit any participant in the Retirement Plan to elect to rollover (whether by


                                      38.

direct or indirect rollover, as selected by such participant) his or her "eligible rollover distribution" (as defined in Section 402(c)(4) of the Code) from the Retirement Plan to a retirement plan maintained by Parent or its affiliates that contains a cash or deferred arrangement under Section 401(k) of the Code ("Parent 401(k) Plan"), provided, that such participant is an employee of the Company or Surviving Corporation at the time of his or her distribution from the Retirement Plan. None of the Company, Surviving Corporation, Parent or the Retirement Plan shall place any participant's Plan Loan into default or declare a default with respect to any Plan Loan so long as such participant transfers his or her account balance under the Retirement Plan, together with the note evidencing the Plan Loan, to the Parent 401(k) Plan through a direct rollover, provided, that the Plan Loan is not in default at the time the plan administrator for the Retirement Plan receives such participant's rollover election. Parent shall amend the Parent 401(k) Plan to the extent necessary in order to effectuate the transactions contemplated under this Section. The Company, the Surviving Corporation and Parent shall cooperate with each other (and cause the trustees of the Retirement Plan and the Parent 401(k) to cooperate with each other) with respect to the rollover of the participants' distributions.

        SECTION 7.05. Indemnification. (a) From and after the Effective Time, the Surviving Corporation, to the fullest extent permitted under applicable law, shall indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to actions taken or omitted to be taken by such Indemnified Parties in their capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or, while serving at the request of the Company, in their capacity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at or prior to the Effective Time (including, without limitation, the Transactions). The Surviving Corporation shall advance expenses to an Indemnified Party, as incurred, with respect to the foregoing actions or failures to act, to the fullest extent permitted under applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties shall promptly notify Parent and the Surviving Corporation thereof, (ii) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to Parent and the Surviving Corporation, (iii) the Surviving Corporation shall not be obligated to pay for more than one firm of counsel at any time for all Indemnified Parties, and (iv) the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final) that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Subject to the rights afforded and the limitations applicable to the Surviving Corporation (and any of its successors or assigns) under this Section 7.05(a): (i) Parent hereby absolutely, unconditionally and irrevocably guarantees the prompt


                                      39.

payment and performance, in each case when due, by the Surviving Corporation (and any of its successors or assigns) of its obligations (monetary and non-monetary) under this Section 7.05(a); (ii) Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, merger or any other corporate change or other occurrence whatsoever affecting the obligations and liabilities of the Surviving Corporation; and (iii) Parent agrees that, with respect to the monetary obligations of the Surviving Corporation under this Section 7.05(a), this is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against the Surviving Corporation regardless of the existence or adequacy of such rights or remedies. Parent agrees to reimburse each Indemnified Party for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Indemnified Party in connection with the enforcement of each Indemnified Party's rights under this Section 7.05(a). With respect to those matters set forth in this
Section 7.05(a), Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (i) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of the Surviving Corporation with respect to any of its obligations hereunder, (ii) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (iii) defenses to pay or perform based upon any of the obligations of the Surviving Corporation hereunder not being a valid and binding obligation of the Surviving Corporation enforceable in accordance with its terms for any reason whatsoever, (iv) all other notices to which Parent may be entitled but which may legally be waived,
(v) any defense or circumstance which might otherwise constitute a legal or equitable discharge of Parent and (vi) all rights under any state or federal statute dealing with or affecting the rights of creditors.

        (b) For a period of not less than six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events existing or occurring at or prior to the Effective Time (including, without limitation, the Transactions); provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided, further, that if such insurance coverage cannot be obtained at all, the Surviving Corporation shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 7.05(b), does not exceed the Maximum Premium. Parent agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 7.05(b). Subject to the rights afforded and the limitations


                                      40.

applicable to the Surviving Corporation (and any of its successors or assigns) under this Section 7.05(b): (i) Parent hereby absolutely, unconditionally and irrevocably guarantees the prompt payment and performance, in each case when due, by the Surviving Corporation (and any of its successors or assigns) of its obligations (monetary and non-monetary) under this Section 7.05(b); (b)(ii) Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, merger or any other corporate change or other occurrence whatsoever affecting the obligations and liabilities of the Surviving Corporation; and (iii) Parent agrees that, with respect to the monetary obligations of the Surviving Corporation under this Section 7.05(b), this is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against the Surviving Corporation regardless of the existence or adequacy of such rights or remedies. Parent agrees to reimburse each Indemnified Party for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Indemnified Party in connection with the enforcement of each Indemnified Party's rights under this Section 7.05(b). With respect to those matters set forth in this
Section 7.05(b), Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (i) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of the Surviving Corporation with respect to any of its obligations hereunder, (ii) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (iii) defenses to pay or perform based upon any of the obligations of the Surviving Corporation hereunder not being a valid and binding obligation of the Surviving Corporation enforceable in accordance with its terms for any reason whatsoever, (iv) all other notices to which Parent may be entitled but which may legally be waived,
(v) any defense or circumstance which might otherwise constitute a legal or equitable discharge of Parent and (vi) all rights under any state or federal statute dealing with or affecting the rights of creditors.

        (c) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or the surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

        (d) The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, their representatives and assigns.

        SECTION 7.06. Notification of Certain Matters. (aii The Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or


                                      41.

discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of the Company, (iv) any inspection or written inquiry made by any Governmental Entity (other than the SEC) of the Company or any of its subsidiaries (and the Company shall provide Parent with copies of any documents relating to each such inspection and inquiry), (v) any Form 483s or similar notices, warning letters or other correspondence received by the Company from the FDA or any comparable state or foreign Governmental Entity regarding the compliance status of the Company or any of its subsidiaries under applicable legal requirements (and the Company shall provide Parent with copies of all relevant correspondence relating thereto), and (vi) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Annex A or Article VIII impossible or unlikely or that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any legal proceeding or material claim commenced or threatened or asserted in writing against or with respect to the Company or any of its subsidiaries. No notification given to Parent pursuant to this Section 7.06(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        (b) Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of Parent, (iv) any inspection or written inquiry made by any Governmental entity (other than the SEC) or Parent or any of its subsidiaries (and Parent shall provide the Company with copies of any documents relating to each such inspection and inquiry), and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Annex A or Article VIII impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any legal proceeding or material claim commenced or threatened or asserted in writing against or with respect to Parent or any of its subsidiaries. No notification given to the Company pursuant to this Section 7.06(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        SECTION 7.07. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use their respective reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, to obtain in a timely manner all necessary waivers, consents and approvals and to


                                      42.

effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to the obligations of the other parties under this Agreement.

        SECTION 7.08. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or this Agreement and, except for press releases and public statements made by the Company in connection with its upcoming annual meeting of stockholders and related proxy solicitation which do not discuss or refer to the Transactions, shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

        SECTION 7.09. De-listing. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        SECTION 7.10. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article III. Except as otherwise provided in
Section 9.03, whether or not the Merger is consummated, all other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses.

        SECTION 7.11. Financing. Parent shall put in place the financing described in the letter dated May 20, 2000 (the "Commitment Letter") from Societe Generale and SG Cowen Securities to Parent. Parent shall use its best efforts to ensure that the conditions described in the Commitment Letter are fulfilled in a timely manner.

        SECTION 7.12. Credit Facility. (a) Not later than the close of business on June 5, 2000, Parent shall enter into such agreements with the Company, the Company's current lenders and others, and shall make funds available or provide credit support or other financial accommodation, as may be necessary to provide the Company with immediate borrowing availability in the amount of $40,000,000 less the principal amount of the Unsecured Note (if issued under Section 7.12(b)) and the aggregate purchase price of Company preferred stock (sold to Parent pursuant to Section 7.12(b)), which shall be in addition to amounts currently available to the Company under the Bank Facility. Parent will use its reasonable efforts to make such funds available on terms and conditions not less favorable to the Company than provided for in the Bank Facility. The Company and Parent agree to structure such credit facility in a manner that will not (with or without the giving of notice, the passage of time or both) by the creation thereof or borrowing thereunder breach, violate or cause an acceleration under the terms of the Bank Facility (including all collateral and other documents related thereto), the Company's


                                      43.

Senior Floating Rate Notes due 2004 or any other indebtedness of the Company. The Company agrees to use the proceeds of such credit facility in the manner provided for in Annex B hereto.

        (b) In the event Parent does not timely comply with Section 7.12(a), it shall not be a breach of this Agreement provided that Parent shall (i) not later than the close of business May 30, 2000, loan to the Company an amount specified in writing by the Company up to $5,000,000 (the "Unsecured Note") on an unsecured subordinated basis at the interest rate of the Bank Facility in effect from time to time with a maturity date of December 24, 2004, and (ii) purchase from the Company not later than the close of business on the dates and for the purchase prices set forth below, shares of a series of non-voting preferred stock of the Company with a liquidation value and a redemption value equal to the purchase price thereof, a mandatory redemption date one year and five days after the Company's Senior Floating Rate Notes due 2004 are due, and with the terms set forth on Annex C as well as other customary terms, all as may be allowable under the Bank Facility and the Senior Floating Rate Notes due 2004. The Company agrees to use the proceeds of the Unsecured Note and the proceeds of the sale of preferred stock in the manner provided for in Annex B hereto.

                 Purchase Date                  Purchase Price
                 -------------                  --------------
                 June 5, 2000                   $  7,500,000
                 June 12, 2000                  $  7,500,000
                 June 19, 2000                  $  7,500,000
                 June 26, 2000                  $17,500,000 less the principal
                                                amount of the Unsecured Note,
                                                if any


        SECTION 7.13. Affiliate Agreements. The Company shall use its reasonable efforts to cause each person who may be deemed to be an "affiliate" of the Company (as defined in Rule 145 under the Securities Act) to execute and deliver to Parent, within 20 days after the date of this Agreement, an Affiliate Agreement substantially in the form of Exhibit A. It is acknowledged and agreed that any certificates representing shares of Parent Common Stock issued in the Merger to any "affiliate" of the Company shall bear a legend substantially as follows, and shall be subject to customary Rule 145 stop transfer instructions:

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.


                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER


                                      44.

        SECTION 8.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Prospectus/Proxy Statement shall have been initiated or threatened by the SEC;

        (b) Stockholder Approvals. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company to the extent required by the DGCL and the Restated Certificate of Incorporation of the Company;

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity preventing the consummation of the Merger shall be in effect, and there shall not be any statute, rule, regulation or order enacted, entered or enforced by any Governmental Entity which makes the consummation of the Merger illegal; and

        (d) Offer. Parent, Purchaser or their affiliates shall have purchased, or caused to be purchased, Shares pursuant to the Offer.

        SECTION 8.02. Additional Condition to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the condition that the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE.


                                   ARTICLE IX
                                   TERMINATION

        SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the board of directors of Parent and, subject to Section 1.03(b), the Company Board; or

        (b) by either Parent or the Company if (i) a Governmental Entity shall have issued a non-appealable final order, decree or ruling, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger or (ii) any statute, rule, regulation or order is enacted,


                                      45.

entered or enforced by any Governmental Entity which makes the consummation of the Offer or the Merger illegal; or

        (c) by either Parent or the Company, if Shares have not been purchased pursuant to the Offer prior to November 13, 2000 (the "Termination Date") (provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure to consummate the Offer prior to such date); or

        (d) as long as Shares have not been purchased pursuant to the Offer, by Parent, if any Triggering Event shall have occurred; or

        (e) as long as Shares have not been purchased pursuant to the Offer, by Parent, (i) upon a breach in any material respect of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) if any representation or warranty of the Company (A) shall have been inaccurate or incomplete when made or (B) shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), other than those representations and warranties which address matters as of a particular date, which shall have been inaccurate as of such date, and in either case under clause (i) or (ii) the applicable event would give rise to the failure of a condition set forth in paragraphs (g), (h), (i) or (j) of Annex A hereto (a "Company Terminating Event"); provided that, in the event of a Company Terminating Event arising with respect to clause (i) or (ii)(A) above, if such Company Terminating Event is curable prior to the expiration of 20 days from notice by Parent to the Company of its occurrence (but in no event later than the Termination Date) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the expiration of such period without such Company Terminating Event having been cured; provided, further, that, in the event of a Company Terminating Event arising with respect to clause (ii)(B) above, if such Company Terminating Event is curable prior to the scheduled or any extended expiration date of the Offer (but in no event later than the Termination Date) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the expiration date of the Offer without such Company Terminating Event having been cured; or

        (f) by Parent or the Company, if the Offer has expired or has been terminated in accordance with the terms set forth in Annex A hereto without any Shares having been purchased pursuant to the Offer (provided that the right to terminate this Agreement under this Section 9.01(f) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure to consummate the Offer prior to the expiration or termination of the Offer); or

        (g) as long as Shares have not been purchased pursuant to the Offer, by the Company, (i) upon a breach in any material respect of any covenant or agreement on the part of Parent or Purchaser set forth in this Agreement or (ii) if any representation or warranty of Parent or


                                      46.

Purchaser (A) shall have been inaccurate or incomplete when made or (B) shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), other than those representations and warranties which address matters as of a particular date, which shall have been inaccurate as of such date, and, in either case, the applicable event would materially adversely affect Parent's or Purchaser's ability to consummate (or materially delays commencement or consummation of) the Offer (a "Parent Terminating Event"); provided that, in the event of a Parent Terminating Event arising with respect to clause (i) or (ii)(A) above, if such Parent Terminating Event is curable prior to the expiration of 20 days from notice by the Company to Parent of its occurrence (but in no event later than the Termination Date) by Parent or Purchaser through the exercise of its reasonable best efforts and for so long as Parent or Purchaser continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(g) until the expiration of such period without such Parent Terminating Event having been cured; provided, further, that, in the event of a Parent Terminating Event under clause (ii)(B) above, if such Parent Terminating Event is curable prior to the scheduled or any extended expiration date of the Offer (but in no event later than the Termination Date) by Parent or Purchaser through the exercise of its reasonable best efforts and for so long as Parent or Purchaser continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(g) until the expiration date of the Offer without such Parent Terminating Event having been cured.

        SECTION 9.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of its affiliates, directors, officers, employees, agents, legal and financial advisors or other representatives), except (i) as set forth in Sections 7.10, 9.03 and 10.01 and (ii) nothing set forth in this Agreement shall relieve any party from liability or damages resulting from any willful breach of this Agreement.

        SECTION 9.03. Fees and Expenses. (a) Except as set forth in Section 7.10 and this Section 9.03, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        (b) The Company shall pay Parent a fee of $21,300,000 (the "Termination Fee"), plus actual, documented and reasonable out-of-pocket expenses of Parent and Purchaser relating to the Transactions not in excess of $2,500,000 (including, but not limited to, fees and expenses of counsel), if this Agreement is terminated by Parent pursuant to (i) Section 9.01(d) or (ii) Section 9.01(e), provided, however, that, subject to Section 9.02(ii), in the case of termination pursuant to Section 9.01(e)(ii)(B), the Company shall only be obligated to pay to Parent the expense reimbursement; provided, however, that no Termination Fee or expense reimbursement shall be payable pursuant to this Section 9.03(b) if Parent or Purchaser shall then be in willful material breach of its obligations hereunder.

        (c) Parent shall pay the Company a fee of $21,300,000 plus actual, documented and reasonable out-of-pocket expenses of the Company relating to the transactions contemplated by


                                      47.

this Agreement, not in excess of $2,500,000 (including, but not limited to, fees and expenses of the Company's counsel), if this Agreement is terminated by the Company pursuant to Section 9.01(g); provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 9.03(c) if the Company shall then be in willful material breach of its obligations hereunder.

        (d) The fees and expense reimbursement payable pursuant to Sections 9.03(b) and 9.03(c) shall be paid within two business days after being notified of such by the other party; provided, however, that the Termination Fee shall not be payable to Parent pursuant to Section 9.03(b) until the earliest of (i) the date six months after the termination of this Agreement, (ii) the date of closing of a debt financing by the Company which increases the Company's aggregate indebtedness for borrowed money by not less than $30,000,000 and (iii) the closing of a definitive agreement for any Acquisition Proposal, at which time the Termination Fee shall be paid immediately.

        (e) Each party acknowledges that the agreements contained in Sections 9.03(b) and 9.03(c) are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails to pay any amounts when due pursuant to Section 9.03(b) or 9.03(c) and, in order to obtain such payment, the other party commences a suit that results in a judgment against the party failing to pay for such amounts, that party shall pay to the other party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on such amounts at the prime rate of The Chase Manhattan Bank N.A., from the date such amounts were required to be paid.

        (f) The payment of any fees and the reimbursement of any expenses pursuant to this Section 9.03 shall be made by wire transfer of same day funds. Except as otherwise provided in Section 9.02, such payment and reimbursement by a party shall be the sole and exclusive remedy of the other parties against that party and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to a breach of any representation, warranty, covenant or agreement of that party.


                                    ARTICLE X
                               GENERAL PROVISIONS

        SECTION 10.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Article III and in Sections 7.03 (Stock Options), 7.04 (Employee Benefits), 7.05 (Indemnification) and 7.10 (Expenses), shall survive the consummation of the Merger and those set forth in Section 7.10 (Expenses),
Section 9.02


                                      48.

(Effect of Termination) and Section 9.03 (Fees and Expenses) shall survive termination of this Agreement.

        SECTION 10.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally or (b) two business days after mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by notice given pursuant to this provision) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

        (a)    If to Parent or Purchaser:   Watson Pharmaceuticals, Inc.
                                            311 Bonnie Circle
                                            Corona, CA  91718
                      Telecopier No.:       909-270-1429
                      Attention:            General Counsel

               With a copy to:              Cooley Godward LLP
                                            3000 E. Camino Real
                                            Five Palo Alto, Square
                                            Palo Alto, CA  94306-2155
                      Telecopier No.:       650-849-7400
                      Attention:            Keith A. Flaum, Esq.
                                            James R. Jones, Esq.
                                            Luke J. Bergstrom, Esq.

        (b)    If to the Company:           Schein Pharmaceutical, Inc.
                                            100 Campus Drive
                                            Florham Park, NJ  07932
                      Telecopier No.:       973-593-5580
                      Attention:            Chairman

               With a copy to:              Schein Pharmaceutical, Inc.
                                            100 Campus Drive
                                            Florham Park, NJ  07932
                      Telecopier No.:       973-593-5820
                      Attention:            General Counsel

                                            and

                                            Proskauer Rose LLP
                                            1585 Broadway
                                            New York, NY  10036
                      Telecopier No.:       212-969-2900
                      Attention:            Richard L. Goldberg, Esq.


                                      49.

        SECTION 10.03. Amendment. Subject to Section 1.03(b) and applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        SECTION 10.04. Waiver. Subject to Section 1.03(b), at any time prior to the Effective Time, any party hereto may with respect to any other party hereto
(a) extend the time for the performance of any of the obligations or other acts,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        SECTION 10.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

        SECTION 10.07. Entire Agreement. This Agreement (including any exhibits hereto) and the Company Disclosure Schedule, together with the Confidentiality Agreement, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, that (i) notwithstanding anything to the contrary contained in this Agreement or in the Confidentiality Agreement, the standstill provision contained in Section 7 of the Confidentiality Agreement shall cease to have any further force or effect upon the disclosure, announcement, commencement, submission or making of an Acquisition Proposal by a person or entity other than Parent or an affiliate of Parent and (ii) the execution and delivery of this Agreement and the Stockholder Agreements and the exercise of the rights granted to Parent and Purchaser hereunder and thereunder shall never constitute a breach or violation of the Confidentiality Agreement.

        SECTION 10.08. Assignment, Purchaser. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a constituent corporation in the Merger in lieu of Purchaser, in the event of which all references herein to Purchaser shall be deemed references


                                      50.

to such other subsidiary, except that all representations and warranties made herein with respect to Purchaser as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

        SECTION 10.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article III and
Section 7.05 (Indemnification).

        SECTION 10.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 10.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        SECTION 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 10.13. Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

        SECTION 10.14. Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article IV, and the information disclosed in any numbered or lettered part shall be deemed to relate to and qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article IV, and shall not be deemed to relate to or to qualify any other representation or warranty.

        SECTION 10.15. Certain Definitions. For purposes of this Agreement, the term:

        (a) "Acquisition Proposal" shall have the meaning set forth in Section 6.02(a).


                                      51.

        (b) "affiliate" shall mean, with respect to any specified person, any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, including, without limitation, any partnership or joint venture in which the person specified (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more.

        (c) "Agreement" shall have the meaning set forth in the Preamble.

        (d) "ANDAs" shall have the meaning set forth in Section 4.06(b).

        (e) "Appointment Date" shall mean the time the persons designated by Parent have been elected to, and shall constitute a majority of, the Company Board pursuant to Section 1.03.

        (f) "Approvals" shall have the meaning set forth in Section 4.01.

        (g) "Assumed Options" shall have the meaning set forth in Section
7.03(a).

        (h) "Bank Facility" shall have the meaning set forth in Section 6.01(g).

        (i) "Blue Sky Laws" shall have the meaning set forth in Section 4.05(c).

        (j) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

        (k) "Certificate of Merger" shall have the meaning set forth in Section 2.02.

        (l) "Certificates" shall have the meaning set forth in Section 3.02(b).

        (m) "Closing" shall have the meaning set forth in Section 2.05.

        (n) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (o) "Commitment Letter" shall have the meaning set forth in Section
7.11.

        (p) "Company" shall have the meaning set forth in the Preamble.

        (q) "Company Board" shall mean the Board of Directors of the Company.

        (r) "Company Board Recommendation" shall have the meaning set forth in
Section 1.02(a).

        (s) "Company Common Stock" shall have the meaning set forth in the Preamble.


                                      52.

        (t) "Company Disclosure Schedule" shall mean the written disclosure schedule prepared and signed by the Company and previously delivered to Parent.

        (u) "Company Intellectual Property" shall mean any and all Intellectual Property Rights owned by, licensed to or used by the Company and its subsidiaries, including, without limitation, the Registered Intellectual Property.

        (v) "Company Material Adverse Effect" shall mean any change, condition, event, development or effect that, individually or when taken together with all other such changes, conditions, events, developments or effects that have occurred prior to the date of such determination, is materially adverse to the business, condition, capitalization, assets, liabilities, operations or financial performance of the Company and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Company Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) any change in any law, rule or regulation or GAAP or interpretations thereof that applies to, and any conditions affecting, the pharmaceutical industry generally; (iii) the taking of any action required by this Agreement or the announcement of this Agreement; (iv) the breach by Parent or Purchaser of this Agreement; or (v) the failure of the Company or any of its subsidiaries to obtain any approval, consent or waiver which may be required under any agreement to which any of them is a party under which the execution and delivery of this Agreement, the performance of this Agreement or the consummation of the Transactions may result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the assets or properties of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

        (w) "Company Products" shall have the meaning set forth in Section 4.06(c).

        (x) "Company SEC Reports" shall mean each form, report, schedule, statement and other document filed by the Company since and including April 8, 1998 under the Exchange Act or the Securities Act, including any amendment to such document.

        (y) "Company Terminating Event" shall have the meaning set forth in
Section 9.01(e).

        (z) "Confidentiality Agreement" shall mean the confidentiality agreement, dated February 18, 2000, among Parent, Purchaser and the Company.

        (aa) "Consent Agreement" shall mean the consent agreement filed in the U.S. District Court for the District of Arizona and entered into among the FDA, Steris Laboratories, Inc. and certain of its officers on October 16, 1998.


                                      53.

        (bb) "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (cc) "DGCL" shall mean the Delaware General Corporation Law.

        (dd) "Dissenting Shares" shall mean, in the event holders of Shares are entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL.

        (ee) "Effective Time" shall have the meaning set forth in Section 2.02.

        (ff) "Employee Plans" shall have the meaning set forth in Section
4.11(a).

        (gg) "Environment" shall mean any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and biota.

        (hh) "Environmental Laws" shall mean federal, state and local laws, rules, regulations, ordinances, codes, written orders and judgments (whether judicial or administrative) relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

        (ii) "Environmental Liabilities" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees), including any required investigation, remediation or monitoring of the Environment which are incurred as a result of (i) the existence of Hazardous Substances in violation of applicable Environmental Laws in, on, under, at or emanating from any Real Property, (ii) the Company's or any of its subsidiaries' offsite transportation, treatment, storage or disposal of Hazardous Substances or (iii) the violation of or non-compliance with any Environmental Laws.

        (jj) "Environmental Permits" shall have the meaning set forth in Section 4.16(c).

        (kk) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (ll) "ERISA Affiliate" shall have the meaning set forth in Section 4.11.

        (mm) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (nn) "Exchange Agent" shall have the meaning set forth in Section
3.02(a).



                                      54.

        (oo) "Exercise Date" shall have the meaning set forth in Section
7.03(b).

        (pp) "FDA" shall have the meaning set forth in Section 4.06(b).

        (qq) "FDA Permits" shall have the meaning set forth in Section 4.06(b).

        (rr) "GAAP" shall mean United States Generally Accepted Accounting Principles.

        (ss) "Governmental Entity" shall mean any United States, state or foreign governmental, administrative or regulatory authority, commission, body, agency or other authority, or any court of competent jurisdiction.

        (tt) "GMP" shall mean, with respect to the United States, current Good Manufacturing Practices as promulgated by the FDA in 21 C.F.R. Parts 210 and 211 et seq.

        (uu) "Hazardous Substances" shall mean any regulated quantities of petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, friable asbestos or any materials containing friable asbestos, and any chemicals, contaminants, materials or substances regulated or defined as, or included in the definition of, "hazardous substances," "extremely hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants" or "contaminants" or regulated by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any applicable Environmental Law.

        (vv) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        (ww) "Indemnified Parties" shall have the meaning set forth in Section 7.05.

        (xx) "Independent Directors" shall have the meaning set forth in Section 1.03(a).

        (yy) "Ineligible Shares" shall have the meaning set forth in Section 3.01(a).

        (zz) "Intellectual Property Right" shall mean any: patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, computer software, invention, design, proprietary right or other intellectual property right.

        (aaa) "IRS" shall mean the United States Internal Revenue Service.

        (bbb) "Material Contracts" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license,


                                      55.

sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature of or by the Company or any of its subsidiaries (each, a "Contract"):

               (i) relating to the acquisition, transfer, development, sharing or license of any material Company Intellectual Property (except for any Contract pursuant to which (A) any material Company Intellectual Property is licensed to the Company or any of its subsidiaries under any third party software license generally available to the public, or (B) any material Company Intellectual Property is licensed by the Company or any of its subsidiaries to any person on a non-exclusive basis);

               (ii) pursuant to which any person is the sole-source supplier of any active ingredient in any material pharmaceutical finished dosage product of the Company or any of its subsidiaries;

               (iii) that provides for indemnification by the Company or any of its subsidiaries of any officer, director, employee or agent of the Company or any of its subsidiaries;

               (iv) imposing any restriction on the right or ability of the Company or any of its subsidiaries (A) to compete with any other person,
        (B) to acquire any product or other asset or any services from any other person or (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other person;

               (v) relating to any currency hedging;

               (vi) containing "standstill" or similar provisions;

               (vii) (A) to which any Governmental Entity is a party or under which any Governmental Entity has any rights or obligations, or (B) directly or indirectly benefitting any Governmental Entity (including any subcontract or other contract between the Company or any of its subsidiaries and any contractor or subcontractor to any Governmental Entity other than, in each case, where such Governmental Entity is a customer of the Company or any of its subsidiaries;

               (viii) requiring that the Company or any of its subsidiaries give any notice or provide any information to any person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

               (ix) that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $2,000,000 annually, or contemplates or involves the performance of services having a value in excess of $2,000,000 annually; and


                                      56.

               (x) that has had or could reasonably be expected to have a Company Material Adverse Effect or (B) a material adverse effect the ability to the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by this Agreement.

        (ccc) "Maximum Premium" shall have the meaning set forth in Section 7.05(b).

        (ddd) "Merger" shall have the meaning set forth in the Preamble.

        (eee) "Merger Consideration" shall have the meaning set forth in Section 3.01(b)

        (fff) "Minimum Condition" shall mean that at least the number of shares of Company Common Stock that added together with the shares of Company Common Stock, if any, then owned by Parent, Purchaser or their subsidiaries shall constitute at least 24,500,000 shares of Company Common Stock.

        (ggg) "New Purchase Date" shall have the meaning set forth in Section 7.03(b)

        (hhh) "Non-FDA Permits" shall have the meaning set forth in Section 4.06(b).

        (iii) "NYSE" shall mean the New York Stock Exchange, Inc.

        (jjj) "Offer" shall have the meaning set forth in the Preamble.

        (kkk) "Offer Commencement Date" shall have the meaning set forth in
Section 1.01(c).

        (lll) "Offer Documents" shall have the meaning set forth in Section 1.01(c).

        (mmm) "Offer Price" shall have the meaning set forth in Section 1.01(a).

        (nnn) "Option" shall have the meaning set forth in Section 3.01(c).

        (ooo) "Parent" shall have the meaning set forth in the Preamble.

        (ppp) "Parent Common Stock" shall mean the common stock, par value $0.0033 per share, of Parent.

        (qqq) "Parent Material Adverse Effect" shall mean any change, condition, event, development or effect that, individually or when taken together with all other such changes, conditions, events, developments or effects that have occurred prior to the date of such determination, is materially adverse to the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic, business


                                      57.

or financial market conditions; (ii) any change in any law, rule or regulation or GAAP or interpretations thereof that applies to, and any conditions affecting, the pharmaceutical industry generally; (iii) the taking of any action required by this Agreement or the announcement of this Agreement; and (iv) the breach by the Company of this Agreement. In addition, a decrease in Parent's stock price, in and of itself, shall not constitute a Parent Material Adverse Effect.

        (rrr) "Parent SEC Report" shall mean each form, report, schedule, statement and other document filed by Parent since and including January 1, 1999 under the Exchange Act or the Securities Act, including any amendment to such document.

        (sss) "Parent Terminating Event" shall have the meaning set forth in
Section 9.01(g).

        (ttt) "person" shall mean an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section 13(d)(3) of the Exchange Act);

        (uuu) "Purchaser" shall have the meaning set forth in the Preamble.

        (vvv) "Purchaser Common Stock" shall mean the common stock, par value $0.001 per share, of Purchaser.

        (www) "Real Property" shall have the meaning set forth in Section
4.16(a).

        (xxx) "Registered Intellectual Property" shall have the meaning set forth in Section 4.18.

        (yyy) "Schedule 14d-9" shall have the meaning set forth in Section 1.02(b).

        (zzz) "Schedule TO" shall have the meaning set forth in Section 1.01(c).

        (aaaa) "SEC" shall mean the United States Securities and Exchange Commission.

        (bbbb) "Second Request" shall have the meaning set forth in Section 7.01(c).

        (cccc) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (dddd) "Shares" shall mean shares of Company Common Stock.

        (eeee) "Significant Stockholders" shall mean Marvin H. Schein, individually and as trustee for trusts created by Marvin H. Schein u/t/a dated April 9, 1997, October 8, 1998, October 22, 1998 and April 6, 2000; Bayer Corporation; Leslie J. Levine, as trustee for trusts created by Marvin H. Schein u/t/a dated April 9, 1997, October 8, 1998 and December 1998; Pamela M. Schein, as grantor of U/A dated October 26, 1994 and of The Pamela M. Schein Issue Trust dated September 29, 1994; Irving Shafran, as trustee for U/A dated October 26, 1994, Pamela M. Schein as grantor and as trustee for The Pamela M. Schein Issue Trust, dated


                                      58.

September 29, 1994; Judith Shafran, as trustee for U/A dated October 26, 1994, Pamela M. Schein as grantor and Robert D. Villency, as trustee for The Pamela M. Schein Issue Trust dated September 29, 1994.

        (ffff) "Special Meeting" shall have the meaning set forth in Section 2.07(a)(i).

        (gggg) "Stockholder Agreements" shall have the meaning set forth in the Preamble.

        (hhhh) "Stock Option Plans" shall mean the Company 1993 Stock Option Plan, the Company Inc. 1995 Non-Employee Director Stock Option Plan, as amended, the Company 1997 Stock Option Plan, and the Company 1999 Stock Option Plan.

        (iiii) "Stock Purchase Plan" shall mean the Company 1998 Employee Stock Purchase Plan.

        (jjjj) "subsidiary" or "subsidiaries" of any person shall mean any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

        (kkkk) "Superior Proposal" shall mean an unsolicited, bona fide, written Acquisition Proposal for all of the Company that the Company Board determines, in its reasonable judgment, after consulting with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Offer and the Merger; provided, however, that any such proposal shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such proposal is not committed and, in the judgment of the Company Board, is not reasonably capable of being obtained by such third party.

        (llll) "Surviving Corporation" shall have the meaning set forth in
Section 2.01.

        (mmmm) "Takeover Statute" shall have the meaning set forth in Section 4.22.

        (nnnn) "Tax" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.



                                      59.

        (oooo) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

        (pppp) "Termination Date" shall have the meaning set forth in Section 9.01(c).

        (qqqq) "Third Party Intellectual Property Rights" shall have the meaning set forth in Section 4.18(b).

        (rrrr) "Third Party Products" shall have the meaning set forth in
Section 4.06(b).

        (ssss) "Third Person" shall have the meaning set forth in Section 4.06(e)(i).

        (tttt) "Transactions" shall have the meaning set forth in Section
1.02(a).

        (uuuu) A "Triggering Event" shall be deemed to have occurred if: (i) the Company Board shall have failed to recommend to the Company's stockholders that they tender their Shares pursuant to the Offer and/or vote to approve and adopt this Agreement or the Merger, or shall have withdrawn or modified in a manner adverse to Parent or Purchaser the Company Board Recommendation; (ii) the Company shall have failed to include in the Schedule 14D-9 (or shall have refused to permit the inclusion in any other Offer Document of) the Company Board Recommendation or a statement to the effect that the Company Board has determined and believes that the Offer, this Agreement, the Merger and the Transactions are in the best interests of the Company's stockholders; (iii) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal made by a third party; (iv) the Company shall have entered into any letter of intent or similar document (other than a confidentiality agreement) or any Contract relating to any Acquisition Proposal made by a third party; (v) a tender or exchange offer relating to securities of the Company shall have been commenced by a third party and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vi) any Person (other than Parent or Purchaser or any Affiliate of Parent or Purchaser) or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of such Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries; or (vii) the Company shall have materially breached the provisions of Section 6.02.


                                      60.

        IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    WATSON PHARMACEUTICALS, INC.


                                    By:_________________________________________
                                        Name:     Allen Y. Chao
                                        Title:    Chairman, President and Chief
                                                  Executive Officer


                                    WS ACQUISITION CORP.


                                    By:_________________________________________
                                        Name:     Allen Y. Chao
                                        Title:    Chairman, President and Chief
                                                  Executive Officer


                                    SCHEIN PHARMACEUTICAL, INC.


                                    By:_________________________________________
                                        Name:     Martin Sperber
                                        Title:    Chairman and Chief Executive
                                                  Officer

                                     ANNEX A

                         Certain Conditions to the Offer

        Notwithstanding any other provisions of the Offer and in addition and subject to (and not in limitation of) Purchaser's rights or obligations to extend and amend the Offer pursuant to the terms of this Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, payment for, any tendered Shares, and may terminate the Offer or amend the Offer, if (i) any applicable waiting period under the HSR Act or any applicable non-United States laws regulating competition, antitrust, investment or exchange controls shall not have expired or been terminated prior to the expiration of the Offer, (ii) the Minimum Condition shall not have been satisfied or waived (pursuant to this Agreement) prior to the expiration of the Offer or (iii) at any time on or after the date of this Agreement and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

        a. there shall have been entered any judgment, order or injunction applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Parent or the Company, or to the Offer or the Merger, by any Governmental Entity that (i) makes illegal or otherwise directly or indirectly restrains or prohibits the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates or the consummation of the Merger,
(ii) imposes material limitations on the ability of Purchaser, or renders Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, (iii) imposes material limitations on the ability of Parent, Purchaser or any other affiliate of Parent effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by it pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the adoption of this Agreement, (iv) otherwise would materially adversely affect the ability of the Company or Parent to consummate the Offer or the Merger or to perform any of their respective obligations under this Agreement, (v) would materially and adversely affect the ownership of the assets or operation of the business of the Company and its subsidiaries taken as a whole by Parent, or (vi) compelling Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, in connection with the Transactions; or

        b. there shall have been instituted and be pending, or be threatened, any suit, action or proceeding brought by any U.S. Governmental Entity, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent pursuant to the Offer, or the consummation of any other Transaction, or seeking to obtain from Parent, Purchaser or the Company damages in connection with any Transaction that are material in relation to the Company taken as a whole, (ii) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, (iii) seeking to impose material limitations on the ability of Parent, Purchaser or any other affiliate of Parent effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by it pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the adoption of this Agreement, (iv) which otherwise would materially adversely affect the ability of the Company or Parent to consummate the Offer or the Merger or to perform any of their respective obligations under this Agreement, (v) which would materially and adversely affect the right of Parent, the Company or any subsidiary of Parent or the Company to own the assets or operate the business of the Company and its subsidiaries taken as a whole, or
(vi) subject to Parent's compliance with Section 7.01 of this Agreement, compelling, or seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, in connection with the Transactions; or

        c. there shall have been any statute, rule, regulation, legislation or interpretation enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) the Offer or the Merger by any Governmental Entity, other than the application to the Offer or the Merger of the applicable waiting periods under the HSR Act or any applicable non-United States laws regulating competition, antitrust, investment or exchange controls, that would result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above; or

        d. there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with the NYSE not related to market conditions or suspensions or limitations triggered on the NYSE by price fluctuations on a trading day), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or
(iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof not contemplated as of the date hereof; or

        e. there shall have occurred any changes, conditions, events, developments or effects that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Company Material Adverse Effect; or

        f. there shall have occurred any Triggering Event; or

        g. the representations and warranties of the Company set forth in this Agreement shall not have been accurate in all respects when made, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not, and could not reasonably be expected to constitute, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; or

        h. the representations and warranties of the Company set forth in
Section 4.03 of the Agreement shall not have been true and correct as of the date when made or Section 6.01(b) shall not have been complied with by the Company in all respects, except to the extent that the cost to Parent and Purchaser in the aggregate of all inaccuracies in such representations and warranties and noncompliance with such covenants does not exceed $500,000; or

        i. the representations and warranties of the Company set forth in this Agreement shall not be accurate in all respects as if such representations and warranties were made at the time of such determination (except for those representations and warranties which address matters only as of a particular date, which shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, have not had and could not reasonably be expected to constitute, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; or

        j. the Company shall have failed to comply with or perform any obligation, agreement or covenant to be complied with or performed by it under this Agreement in all material respects; or

        k. all consents and waivers necessary to the consummation of the Offer or the Merger from Governmental Entities shall not have been obtained, other than consents the failure to obtain which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect; or

        l. this Agreement shall have been terminated in accordance with its terms;

which in the reasonable good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser or any of their affiliates) giving rise to such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

        The foregoing conditions are for the sole benefit of Parent and Purchaser, and may (subject to the terms of the Merger Agreement and except for the Minimum Condition) be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                     ANNEX B

                                 Credit Facility
                                 Use of Proceeds




        Approximately $30 million --  pay down of past due accounts payable

        Approximately $10 million --  general working capital purposes, including reducing the acceleration of
                                      accounts receivable collection

                                     ANNEX C

                           SCHEIN PHARMACEUTICAL, INC.

                                   TERM SHEET


--------------------------------------------------------------------------------
Securities                   Series A Preferred Stock
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Amount                       Up to $40 Million. as provided in Section 7.12(a)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Closing                      As provided in Section 7.12(a)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Voting Rights                Non-Voting
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Dividend                     15%, PIK dividend
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Use of Proceeds              As provided in Annex B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Mandatory Redemption         100% of redemption amount plus accrued and unpaid
                             dividends

                             At the earliest of (i) one year and five days after
                             the Company's Senior Floating Rate Notes scheduled
                             maturity of 2004, (ii) upon prepayment of the
                             Senior Floating Rate Notes and (iii) when the terms
                             of the bank credit agreement and the Senior
                             Floating Rate Notes permit prepayment.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Optional Redemption          Optional by Company at any time
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Covenants, Representations   Standard for a security of this nature
and Warranties
--------------------------------------------------------------------------------